                                                                    Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
M.P. Management y Participaciones, S.L.:

We consent to the incorporation by reference in the following registration statements of Sylvan Learning Systems, Inc. of our report dated December 2, 1996, with respect to the combined financial statements of Wall Street Institute Group as of and for the year ended August 31, 1996, which report appears in the Form 8-K/A of Sylvan Learning Systems, Inc. dated April 4, 1997.


                Name                            Form       Registration Number          Date Filed
                ----                            ----       -------------------          ----------
                 -                               S-3            33-92014                   May 8, 1995

                 -                               S-3            33-92852                  May 30, 1995

                 -                               S-3            333-1674             February 26, 1996

                 -                               S-3           333-16111             November 14, 1996

                 -                               S-3           333-21261              February 6, 1997

1987-1991 Employee Stock Option Plan             S-8            33-77384                 April 6, 1994

1993 Directors Stock Option Plan                 S-8            33-77386                 April 6, 1994

1993 Employee Stock Option Plan                  S-8            33-77390                 April 6, 1994

1993 Management Stock Option Plan                S-8            33-77388                 April 6, 1994

1997 Employee Stock Option Purchase Plan         S-8            33-21963             February 18, 1997

/s/ KPMG Peat Marwick y Cia, Auditores, S.R.C.

Barcelona, Spain
April 4, 1997